Exhibit 99.1

Analog Devices Announces Results of Early Tender in Exchange Offer and Consent Solicitation for Maxim Notes, Receipt of Requisite Consents and Extension of Early Tender Premium to Expiration Date

September 22, 2022 – Analog Devices, Inc. (Nasdaq: ADI) (“ADI” or the “Company”) announced today that its wholly-owned subsidiary Maxim Integrated Products, Inc. (“Maxim”) has received the requisite number of consents to adopt certain proposed amendments (the “Amendments”) to the indenture governing Maxim’s outstanding 3.450% Senior Notes due 2027 (the “Maxim Notes”). The results are based on early tenders in the (i) offer to exchange (the “Exchange Offer”) any and all outstanding Maxim Notes for up to $500,000,000 aggregate principal amount of new notes to be issued by the Company (the “ADI Notes”) and cash and (ii) the related solicitation of consents (the “Consent Solicitation”) to adopt the Amendments to the indenture governing the Maxim Notes, commenced by ADI on September 8, 2022.

The Amendments will become operative only upon the settlement of the Exchange Offer, which is expected to occur promptly after the Expiration Date (as defined below).

As of 5:00 p.m., New York City time, on September 21, 2022 (the “Early Tender Date”), the principal amounts of Maxim Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly withdrawn). For each $1,000 principal amount of Maxim Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date, eligible holders of Maxim Notes will be eligible to receive $970 principal amount of ADI Notes and $1.00 in cash (the “Exchange Consideration”), as well as an early tender premium of $30 principal amount of ADI Notes (the “Early Tender Premium”, and together with the Exchange Consideration, the “Total Consideration”).

			Maxim Notes Tendered at the Early Tender Date
Title of Maxim Notes	CUSIP	Principal Amount Outstanding	Principal Amount	Percentage
3.450% Senior Notes due 2027	57772K AD3	$500,000,000	$438,212,000	87.64%

The Exchange Offer and the Consent Solicitation will expire at 11:59 p.m., New York City time, on October 5, 2022, unless extended or terminated (the “Expiration Date”). ADI is hereby amending the terms of the Exchange Offer so that, for each $1,000 principal amount of Maxim Notes validly tendered for exchange (and not validly withdrawn) after the Early Tender Date but prior to the Expiration Date, eligible holders of Maxim Notes will now also be eligible to receive the Total Consideration.

The Exchange Offer and the Consent Solicitation are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated September 8, 2022 (the “Offering Memorandum”). Documents relating to the Exchange Offer and the Consent Solicitation will only be distributed to eligible holders of Maxim Notes who complete and return an eligibility certificate confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. ADI has agreed to file a registration statement pursuant to which it will offer to exchange the ADI Notes for substantially similar new notes that are registered under the Securities Act of 1933 and, in certain circumstances, register the resale of the ADI Notes.

The complete terms and conditions of the Exchange Offer and the Consent Solicitation are described in the Offering Memorandum, copies of which may be obtained by contacting D.F. King & Co., Inc., the exchange agent and information agent in connection with the Exchange Offer and the Consent Solicitation, at 877-864-5060 (toll-free) or 212-269-5550 (banks and brokers), or by email at adi@dfking.com. The eligibility certificate is available electronically at: www.dfking.com/adi and is also available by contacting D.F. King & Co., Inc.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offer and the Consent Solicitation are being made solely pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.

The ADI Notes offered in the Exchange Offer have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the ADI Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

About Analog Devices

Analog Devices, Inc. (Nasdaq: ADI) operates at the center of the modern digital economy, converting real-world phenomena into actionable insight with its comprehensive suite of analog and mixed signal, power management, radio frequency (RF), and digital and sensor technologies. ADI serves 125,000 customers worldwide with more than 75,000 products in the industrial, communications, automotive, and consumer markets. ADI is headquartered in Wilmington, MA.

Forward-Looking Statements:

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “could” and “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to the outcome of the Exchange Offer and the Consent Solicitation, including the Expiration Date, the settlement of the Exchange Offer, and amount of Total Consideration, as well as other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the risk factors contained in “Risk Factors” in the Offering Memorandum and our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Investor Contact:

Analog Devices, Inc.

Mr. Michael Lucarelli

Vice President of Investor Relations and FP&A

781-461-3282

investor.relations@analog.com

Media Contact:

Analog Devices, Inc.

Mr. Michael Schneider

Chief Communications Officer

973-868-1000

corpcomm@analog.com